EXHIBIT 1


                                    GUARANTY

         THIS GUARANTY is made and executed as of the 30th day of November, 2000, by ___________________, a Nevada corporation (the "Guarantor") in favor of HERBERT GIMELSTOB (the "Lender").

                                   WITNESSETH:

         WHEREAS, (the "Borrower") and the Lender have entered into that certain Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement"), wherein the Borrower agreed to purchase from the Lender, and the Lender agreed to sell to the Borrower, five thousand (5,000) shares of stock of the Guarantor for the purchase price of $352,500.00; and

         WHEREAS, pursuant to the terms of the Stock Purchase Agreement, the Borrower agreed to pay the purchase price for the shares by executing and delivering to the Lender a purchase money promissory note (the "Note") in the original principal amount of $352,500.00, secured by that certain Stock Pledge Agreement (the "Pledge Agreement"); and

         WHEREAS, the Guarantor and the Lender have entered into that certain Settlement Agreement, General Release & Confidentiality Agreement of even date herewith (the "Settlement Agreement"), wherein Lender agreed to release his un-asserted claim against the Guarantor for losses sustained in his investment in said company in exchange for the Guarantor guarantying the Note and other consideration set forth in the Settlement Agreement; and

         WHEREAS, the Lender is willing to extend credit to the Borrower under the Stock Purchase Agreement and the Note, but only upon the condition, among others, that the Guarantor shall have executed and delivered to the Lender this Guaranty; and

         WHEREAS, the Guarantor further acknowledges that the Lender has relied on this Guaranty in extending credit to the Borrower under the Note and Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor and the Lender agree as follows:

         1. Guaranty. In order to induce the Lender to make the loan to the Borrower, the Guarantor hereby unconditionally, absolutely and irrevocably guarantees to the Lender and its successors, endorsees, transferees and assigns the following upon the occurrence of a Guaranty Event of Default (hereinafter defined): (i) the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise), of all indebtedness, obligations and liabilities of the Borrower to the Lender now existing or hereafter arising, whether arising under the Note, this Guaranty or the other documents delivered in connection therewith (collectively, the "Loan Documents"), and whether for payment of principal, premium, if any, and/or interest, fees, expenses or otherwise; (ii) the prompt and complete performance by the Borrower of each and every obligation, representation and warranty, covenant and indemnity under the Note and all other Loan Documents; and (iii) that all representations and warranties made in the Loan Documents are true and correct when given (the Guarantor's Obligations in (i) through (iii) above are collectively referred to herein as the "Obligation" or "Obligations"). This Guaranty is a guaranty of payment, not of collection, and there are no conditions precedent to Guarantor's duty to make payment hereunder upon a Default or Event of Default under any of the Loan Documents.

         2. Death or Incompetence of Guarantor.  Intentionally Deleted.

         3. Waiver of Right of Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor shall not be entitled to be subrogated to any of the rights of the Lender against the Borrower or any collateral security or guaranty held by the Lender for the payment of the Obligations, nor shall the Guarantor seek any reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Lender by the Borrower for or on account of the Obligations are paid in full. Guarantor waives all rights to subrogation, exoneration, indemnification and contribution against the Borrower on account of performance by Guarantor hereunder until all amounts owing to the Lender by the Borrower for or on account of the Obligations are paid in full. Additionally, Guarantor waives all "claims" as defined in the United States Bankruptcy Code, as amended, whether now existing or hereafter arising, against Borrower in any way related to this Guaranty. This section is not intended to prohibit Guarantor from purchasing indebtedness guaranteed hereby from Lender and thereafter exercising the rights of Lender under such indebtedness. Moreover, once the Obligations are paid in full, Guarantor shall subrogate to the rights of Lender against the Borrower as to the collateral pledged under the Pledge Agreement. Any indebtedness of the Borrower to the Guarantor now or hereafter existing (including, without limitation) any rights to subrogation the Guarantor may have as the result of any payment by the Guarantor under this Guaranty), together with interest thereon, shall be subordinated in all respects to the amounts owed by Borrower to Lender under the Loan Documents. In the event this Guaranty is held unenforceable at any time under any fraudulent conveyance, bankruptcy or insolvency laws, the payments under this Guaranty shall be adjusted to the amount necessary to cause this Guaranty to be enforceable under such fraudulent transfer, bankruptcy or insolvency laws.

         4. No Notice of Extension, Renewal; Other. The Guarantor hereby consents that without the necessity of any reservation of rights against the Guarantor, any demand for payment of any Obligation made by the Lender may be rescinded by the Lender and any Obligation continued and the Obligation, or the liability of any other party or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender and the Note, any collateral security document or other guaranty or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security or guaranty at any time held by the Lender for the payments of the Obligation may be sold, exchanged, waived, surrendered or released, and any new or additional security may be added to such collateral security, all without the necessity of any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor which shall remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Lender shall have no obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Obligation or this Guaranty. This Guaranty is additional or supplemental to any and all other guaranties heretofore or hereafter executed by Guarantor for the benefit of the Lender, whether relating to the Mortgage and Note or not, and shall not supersede or be superseded by any other Guaranty or other document or executed by Guarantor or any other person, firm or entity for any purpose. When making any demand hereunder against the Guarantor, the Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         5. Deficiency. In the event of a deficiency in satisfaction of the Obligations as a result of the Lender's election to foreclose on the Collateral under the Pledge Agreement, or any other disposition of the Collateral under the terms of the Pledge Agreement or any other Security Document, Guarantor agrees to pay such deficiency to the Lender. This section shall in no way affect the Lender's right to elect to separately, cumulatively or otherwise exercise Lender's remedies as set forth hereunder and in the Loan Documents.

         6. Waiver. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of the Obligation and notice of or proof of reliance by the Lender upon this Guaranty or acceptance of this Guaranty, and the Obligation, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between the Borrower or the Guarantor and the Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Obligation. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment without regard to the validity, regularity or enforceability of the Note or Pledge Agreement, and the other Loan Documents, or any collateral security or guaranty therefor or right of offset with respect thereto at any time or from time to time held by the Lender and without regard to any defense, set-off or counterclaim which may at any time be available to or be asserted by the Borrower against the Lender, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligation, or of the Guarantor under this Guaranty, in bankruptcy (to the extent permitted by Applicable Law) or in any other instance, and the obligations and liabilities of the Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Lender or any other Person at any time of any right or remedy against the Borrower or against any other Person which may be or become liable in respect of all or any part of the Obligation or against any collateral security or guaranty therefor or right of offset with respect thereto. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Lender, and its successors, endorsees, transferees and assigns, until the Obligation and the obligations of the Guarantor under this Guaranty shall have been satisfied by the payment in full (subject to reinstatement as described in Section 7) notwithstanding that from time to time during the term of the Agreement the Borrower may be free from any part or all of the Obligation.

         7. Reinstatement. This Guaranty shall continue to he effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of the Obligation is rescinded or must otherwise be restored or returned by the Lender as a fraudulent conveyance, preferential transfer or otherwise upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as through such payments had not been made or unless this Guaranty has been terminated in writing by the Lender.

         8. Payment. The Guarantor hereby guarantees that the Obligation will be paid to the Lender without set-off or counterclaim in lawful currency of the United States of America in immediately available funds at the office of the Lender located at 2300 N.W. Corporate Blvd., Suite 222, Boca Raton, FL 33431.

         9. Representations and Warranties. The Guarantor hereby represents and warrants that:

         (a) Capacity; Enforceability. The Guarantor has the legal capacity to enter into this Guaranty. This Guaranty has been duly executed and delivered by the Guarantor and is a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Guarantor).

         (b) Compliance with Contemplated Transactions. The execution, delivery and performance, in accordance with the terms hereof, by the Guarantor of this Guaranty, and the consummation of the transactions contemplated hereby, do not and will not (i) require any consent or approval not already obtained, (ii) violate any Applicable Law respecting the Guarantor, or (iii) conflict with, result in a breach of, or constitute a default under any indenture, agreement or instrument to which the Guarantor is a part or by which his properties may be bound.

         (c) Litigation. There is no action, suit, proceeding or investigation pending against, or, to the best knowledge of the Guarantor, threatened against or in any other manner relating adversely to, the Guarantor or any of its properties in any court or before any arbitrator of any kind or before or by any governmental body, which (i) calls into question the validity of this Guaranty, or (ii) with respect to investigations, proceedings, actions and suits, could, if determined adversely to the Guarantor, have a materially adverse effect on the Guarantor.

         10. Enforcement Against All Property. Guarantor agrees that recourse be had to all of Guarantor's properties and that any and all of Guarantor's properties shall be subject to execution for any judgment or decree on or enforcing this Guaranty by any court of competent jurisdiction against the Guarantor.

         11. Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         12. Guaranty Events of Default. The occurrence of any of the following events or conditions shall constitute a "Guaranty Event of Default" for purposes of this Guaranty.

         (a) Any representation or warranty made or deemed to have been made under this Guaranty shall prove to have been incorrect or misleading in any material respect when made or deemed to have been made;

         (b) The Borrower shall fail to pay interest, principal, fees or other amounts due when due and payable, under the Note;

         (c) The Guarantor shall default in the performance or observance of any agreement or covenant contained in this Guaranty and such default shall not be cured to the Lender's reasonable satisfaction within a period of thirty (30) days from the occurrence of such default;

         (d) There shall be entered a decree or order for relief in respect of the Borrower or the Guarantor under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law of the United States of America, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or the Guarantor or of any substantial part of their properties, or ordering the winding-up or liquidation of the affairs of the Borrower or the Guarantor, or an involuntary petition shall be filed against the Borrower or the Guarantor and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of thirty (30) consecutive days;

         (e) The Borrower or the Guarantor shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law of the United States of America, or the Borrower or the Guarantor shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or the Borrower or the Guarantor or of any substantial part of their properties, or the Borrower or the Guarantor shall fail generally to pay their debts as they become due, or the Borrower or the Guarantor shall take any action in furtherance of any such action;

         (f) One or more final judgments shall be entered by any court or courts against the Borrower or the Guarantor for the payment of money which exceed $100,000 in the aggregate; or a warrant of attachment or execution or similar process shall be issued or levied against property of any of the Borrower or the Guarantor which, together with all other such property subject to other such process, exceeds in value $100,000 in the aggregate, and if within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shalt not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged; provided, however, that the events described in this subsection (f) shall only constitute events of default if they occur during the first eighteen (18) months of this Guaranty; or

         (g) All or any portion of the Note shall at any time and for any reason be declared to be null and void by a court of competent jurisdiction, or a proceeding shall be commenced by the Borrower or by any governmental authority having jurisdiction over the Borrower, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or the Guarantor shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under the Note or this Guaranty, respectively.

         13. Illegality. This Guaranty shall continue in full force and effect regardless of any regulation, statute, decree or law now or hereinafter in effect in any jurisdiction which may in any manner effect any of the terms or provisions of this Guaranty. Additionally, this Guaranty shall continue in full force and effect without regard to the illegality, invalidity, irregularity or unenforceability of any provision or term of this Guaranty, including, without limitation, any illegality, invalidity, or unenforceability arising out of any usury law, fraudulent transfer law or any other law.

         14. Defined Terms. All terms used herein and not defined in this Guaranty shall have the meaning assigned to such terms in the Note and Pledge Agreement except where the context otherwise requires.

         15. Amendment: Choice of Law. No provision of this Guaranty shall be waived, amended or supplemented except by a written instrument executed by the Guarantor and the Lender. This Guaranty shall be governed by and construed and interpreted in accordance with the laws of the State of Florida.

         16. Failure to Prove Claim. Upon the bankruptcy or winding up or other distribution of assets of the Guarantor or of any surety or guarantor, other than the Guarantor for any indebtedness of the Borrower or Guarantor to the Lender, the Lender's rights against the Guarantor shall not be affected or impaired by the Lender's omission to prove its claim or to prove its full claim and the Lender may prove such claim as the Lender sees fit and may refrain from proving any claim and in the Lender's discretion it may value as it sees fit or refrain from valuing any security held by the Lender without in any way releasing, reducing or otherwise affecting the liability to the Lender of the Guarantor.

         17. Application of Payments. Any amount received by the Lender from whatsoever source and applied by the Lender toward the payment of the Obligations shall be applied in such order of application as the Lender may in its sole discretion from time to time elect.

         18.      Notices.

         (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) Business Days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service for overnight delivery, or when sent by telex or telecopy on a Business Day addressed to the party to which such notice is directed at its address determined as provided in this Section 20. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                  (i)      If to the Guarantor, to it at:

                           -----------------

                           -----------------

                           -----------------

                  (ii)     If to the Lender, to him at:

                           Herbert Gimelstob
                           c/o Gimelstob Enterprises, Inc.
                           2300 N.W. Corporate Blvd., Suite 222
                           Boca Raton, FL  33431
                           Telecopy No. (561) 997-8773

         Failure to provide copies of notices given hereunder to parties which are not parties to this Agreement shall not effect the validity of a notice which is otherwise properly given.

         (b) Any party hereto may change the address to which notices shall be directed under this Section 20 by giving ten (10) days written notice of such change to the other parties.

         19. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY AGREES TO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, THE GUARANTOR, THE LENDER OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS GUARANTY, THE NOTE, THE PLEDGE AGREEMENT, OR THE OTHER LOAN DOCUMENTS.

         20. Headings. The headings used in this Guaranty are for convenience only and shall not be used in connection with the construction or interpretation of any provision of this Guaranty.

         21. Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire Agreement and understanding among the parties hereto and thereto and supersede all prior agreements, understandings, and conversations relating to the subject matter hereof and thereof. Guarantor represents and warrants to the Lender that Guarantor has read the provisions of this Section and discussed the provisions of this Section and the rest of this Guaranty, the Note and the other Loan Documents with counsel for the Guarantor, and the Guarantor acknowledges and agrees that the Lender is expressly relying upon such representations and warranties of the Guarantor (as well as the other representations and warranties of the Guarantor set forth herein) in entering into this Agreement.

         22. Interpretation. Should any provision of this Guaranty require a judicial interpretation, it is agreed that the judicial body interpreting or construing this Guaranty shall not apply the assumption that the terms of this Guaranty shall be made more strictly construed against one party by reason of the rule of legal construction that an instrument is to be construed more strictly against the party which itself or through its agents prepared the agreement. The Lender and the Guarantor acknowledge and agree that they and their attorneys and agents have each participated equally in the negotiation and preparation of this Guaranty.

         23. Guarantor's Right to Redeem Preferred Shares. Pursuant to the terms of that certain Settlement & Confidentiality Agreement and General Release dated of approximately even date herewith by and between Lender and Guarantor, Guarantor has agreed to issue to Lender 440 shares of Series "C" preferred stock in the Guarantor at no cost to Lender (the "Preferred Shares". The term "Preferred Shares" as used within this Guaranty shall not include the approximately 200 shares of Series "C" preferred shares which are being delivered to Lender by the Borrower pursuant to the Stock Purchase Agreement). Guarantor shall at all times have the right to offer to purchase all (but not part) of the Preferred Shares for cash upon such price as may be offered by Guarantor from time to time. Guarantor shall provide Lender with fifteen (15) days advanced written notice of the price Guarantor is willing to pay for the Preferred Shares, and Lender shall then have ten (10) days within which to accept or reject Guarantor's offer, as follows:

         (a) If Lender accepts Guarantor's offer to purchase the Preferred Shares at the price specified, within five (5) days of Guarantor receiving Lender's written acceptance of such offer, Guarantor shall pay the entire agreed-upon purchase price to lender and Lender shall immediately deliver to Guarantor the Preferred Shares together with such other and further documents as are necessary to complete said transaction. All proceeds of said sale (less expenses to effectuate the sale, such expenses including but not limited to expenses incurred to register the shares) realized by Lender will be credited by Lender dollar for dollar to Borrower's obligations under the Note (and thus to Guarantor's obligations hereunder) at the time said proceeds are realized by Lender. In the event that Lender accepts Guarantor's offer to purchase the Preferred Shares and Guarantor fails or refuses to timely pay the purchase price in the manner set forth hereinabove, Guarantor shall immediately pay to Lender a sum equal to five percent (5%) of the amount which was offered to Lender for the Preferred Shares, which sum shall not be credited to Borrower's obligations under the Note or to Guarantor's obligations hereunder.

         (b) If Lender rejects Guarantor's offer to purchase the Preferred Shares at the price specified, Lender will retain ownership of the Preferred Shares, but the amount which was offered by Guarantor will be credited by Lender dollar for dollar to Borrower's obligations under the Note (and thus to Guarantor's obligations hereunder) as if Lender had accepted the offer and sold the Preferred Shares to Guarantor for the offered amount.

         24. Guarantor's Right of First Refusal to Purchase Preferred Shares. In the event Lender should hire to sell all or part of the Preferred Shares, or the collateral pledged to Lender pursuant to the Pledge Agreement, Lender shall first provide Guarantor with fifteen (15) days advanced written notice to redeem the Preferred Shares and/or the collateral. As part of such notice, Lender shall advise Guarantor of the amount of indebtedness which remains unpaid under the Note. During said fifteen (15) day period, Guarantor shall have the exclusive right to purchase the Preferred Shares and/or the collateral upon the price, terms and conditions which Lender desires to sell. In the event Lender shall provide Guarantor with the above-described notice and Guarantor should fail or refuse to consummate the purchase under the price, terms and payment conditions set forth in said notice, Lender shall be free to sell the Preferred Shares and/or the collateral under the same terms and conditions as specified in the notice and the Guarantor shall have no claim against Lender for failing to sell the Preferred Shares and/or the collateral (as the case may be) in a commercially reasonable manner. All proceeds of said sale (less expenses to effectuate the sale, such expenses including but not limited to expenses incurred to register the shares) realized by Lender will be credited by Lender dollar for dollar to Borrower's obligations under the Note (and thus to Guarantor's obligations hereunder) at the time said proceeds are realized by Lender.

         25. Guarantor's Right to Satisfy Note and Receive Preferred Shares. Guarantor shall at all times have the right to pay the then outstanding balance of the Guarantor's Obligations in full, including all accrued and unpaid interest, upon which payment Lender shall deliver to Guarantor all of the Preferred Shares still owned by him and will assign to Guarantor the Note together with all of the collateral pledged under the Pledge Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the day and year first above written.

WITNESSES:                                           GUARANTOR:

                                                     [NAME]
----------------------------


Printed Name

                                                     By:
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Printed Name